Sonic Foundry Reports First Quarter Fiscal 2012 Results

MADISON, Wis., Jan. 26, 2012 /PRNewswire/ -- Sonic Foundry, Inc. (NASDAQ: SOFO), the trusted market leader for enterprise webcasting and lecture capture, today announced financial results for its fiscal 2012 first quarter ended December 31, 2011.

GAAP results include:

  Revenues of $6.2 million, up 4 percent from the fiscal first quarter of 2011
  Product and other revenue of $2.7 million, down 8 percent over the first quarter of fiscal 2011
  Services revenue of $3.5 million, up 16 percent from $3.0 million in the first quarter of fiscal 2011
    Support and maintenance revenue of $1.8 million, an increase of 10 percent over the first quarter of fiscal 2011
    Event services and hosting revenue of $1.7 million, an increase of 22 percent over the first quarter of fiscal 2011
  Unearned revenue balance of $5.5 million compared to $5.7 million at December 31, 2010
  GAAP net loss of $(184) thousand or $(0.05) per basic and diluted share, compared to net income of $223 thousand or $0.06 per basic and diluted share in the fiscal first quarter of 2011
  Gross margin of $4.5 million or 73 percent compared to $4.3 million or 72 percent for the fiscal first quarter of 2011
  Cash decrease of $1.4 million from September 30, 2011, primarily due to a delayed payment from a distributor received after December 31, 2011.

Non-GAAP results include:

  Billings of $5.7 million, an increase of 2 percent over the first quarter of fiscal 2011
  Product and other billings of $2.7 million, a decrease of 8 percent over the first quarter of fiscal 2011
  Services billings of $3.0 million, an increase of 13 percent over the first quarter of fiscal 2011
    Support and maintenance billings of $1.5 million, a decrease of 6 percent over the first quarter of fiscal 2011
    Event services and hosting billings of $1.6 million, an increase of 39 percent over the first quarter of fiscal 2011
  Non-GAAP net loss of $(164) thousand or $(0.04) per basic share compared to non-GAAP net income of $287 thousand or $0.08 per basic share in the first quarter of fiscal 2011

Non-GAAP net income primarily excludes all non-cash related expenses of stock compensation, depreciation, amortization, provision for income taxes and includes the cash impact of billings not recognized as revenue. Reconciliation between GAAP and non-GAAP results is provided at the end of this press release.

At December 31, 2011, $5.5 million of revenue was deferred, of which the company expects to realize approximately $2.2 million in the quarter ending March 31, 2012. Revenue from service contracts is recognized over the life of the contract. Services revenue includes Mediasite customer support contracts as well as training, installation, rental, event and content hosting services.

Gross margin improved from 72 percent in the first quarter of fiscal 2011 to 73 percent in the first quarter of fiscal 2012 due to operational efficiencies in recorder and services costs.

International product and service billings accounted for 29 percent of overall billings, compared to 31 percent in the first quarter of fiscal 2011. During the first quarter of this fiscal year, 73 percent of billings were to preexisting customers, compared to 65 percent in first quarter fiscal 2011, with 53 percent to education customers and 39 percent to corporate.

"We are optimistic about our performance in 2012 and reaffirm our guidance of seventeen percent billings growth. Our growth of four percent in revenue over the first quarter of fiscal 2011, which contained one very significant sale to a single international education customer, is modest but nevertheless represents a strong showing in what is historically our slowest seasonal period, particularly when measured amidst lingering economic uncertainty," said Gary Weis, chief executive officer of Sonic Foundry. "We remain focused on improving the fundamentals of the company, building a solid pipeline and investing in new technology enhancements to reach our goals for both financial performance and customer value."

Sonic Foundry will host a corporate webcast today for analysts and investors to discuss its fiscal 2012 first quarter results at 3:30 p.m. CT / 4:30 p.m. ET. It will use its patented rich media communications system, Mediasite, to webcast the presentation for both live and on-demand viewing. To access the presentation, go to www.sonicfoundry.com/q1. An archive of the webcast will be available for 30 days.

EXPLANATION OF NON-GAAP MEASURES

To supplement our financial results presented on a GAAP basis, we use a measure of non-GAAP net income or loss in our financial presentation, which excludes certain non-cash costs and includes certain cash billings not recognized as revenue for GAAP purposes. Our non-GAAP financial measure is not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the factors management uses in planning for and forecasting future periods. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Our non-GAAP financial measures reflect adjustments based on the following items:

  Billings not recorded as revenue: We have included the cash effect of billings not recorded as revenue, which are deferred for GAAP purposes, in arriving at non-GAAP net income or loss. Our services are typically billed and collected in advance of providing the service which requires minimal cost to perform in the future. Billings are a better indicator of customer activity and cash flow than revenue is, in management's opinion, and is therefore used by management as a key operational indicator.
  Depreciation and amortization of intangible and other assets expenses: We have excluded the effect of depreciation and amortization of assets from our non-GAAP net income or loss. Amortization of intangible assets expense varies in amount and frequency and it is significantly affected by the timing and size of our acquisitions. Depreciation and amortization of asset costs is a non-cash expense that includes the periodic write-off of tooling, product design and other assets that contributed to revenues earned during the periods presented and will contribute to future period revenues as well.
  Non-cash provision for income taxes: We have excluded the impact of the provision for income taxes from our non-GAAP net income or loss. The provision for income taxes is associated with the difference in treatment of goodwill which is not expensed for GAAP purposes but is amortized over a fifteen year life for Federal income tax purposes. The result is a non-cash expense and liability that will never be paid.
  Stock-based compensation expenses: We maintain an employee qualified stock option plan under which we grant options to acquire common stock to eligible employees. We also maintain an employee stock purchase plan under which common stock may be issued to eligible employees at a reduced price. Stock-based compensation expenses are recorded for these plans in accordance with FASB Accounting Standards Codification subtopic 718, Compensation-Stock Compensation. Stock-based compensation expense is a non-cash expense. As a result, we have excluded the effect of stock-based compensation expenses from our non-GAAP net income or loss.

About Sonic Foundry®, Inc.

Sonic Foundry (NASDAQ: SOFO, www.sonicfoundry.com) is the trusted market leader for enterprise webcasting and lecture capture, providing video communication solutions for education, business and government. Powered by the patented Mediasite webcasting platform and Mediasite Events group, the company empowers people to transform the way they communicate online, using video webcasts to bridge time and distance, accelerate research and improve performance. Product and service names mentioned herein are the trademarks of Sonic Foundry, Inc. or their respective owners.

Certain statements contained in this news release regarding matters that are not historical facts may be forward-looking statements. Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties pertaining to continued market acceptance for Sonic Foundry's products, its ability to succeed in capturing significant revenues from media services and/or systems, the effect of new competitors in its market, integration of acquired business and other risk factors identified from time to time in its filings with the Securities and Exchange Commission.

Sonic Foundry, Inc. Condensed Consolidated Balance Sheets (in thousands, except for share data) (Unaudited)
	December 31, 2011	September 30, 2011
Assets
Current assets:
Cash and cash equivalents	$ 4,110	$ 5,515
Accounts receivable, net of allowances of $150 and $90	5,373	5,799
Inventories	1,048	536
Prepaid expenses and other current assets	716	740
Total current assets	11,247	12,590
Property and equipment:
Leasehold improvements	1,728	980
Computer equipment	3,737	3,586
Furniture and fixtures	703	461
Total property and equipment	6,168	5,027
Less accumulated depreciation and amortization	3,575	3,391
Net property and equipment	2,593	1,636
Other assets:
Goodwill	7,576	7,576
Other intangibles, net of amortization of $154 and $137	21	38
Total assets	$ 21,437	$ 21,840

Liabilities and stockholders' equity
Current liabilities:
Revolving line of credit	$ -	$ -
Accounts payable	992	1,373
Accrued liabilities	1,017	1,073
Accrued severance	354	528
Unearned revenue	5,133	5,547
Current portion of capital lease obligation	91	89
Current portion of notes payable	657	897
Total current liabilities	8,244	9,507

Long-term portion of unearned revenue	412	471
Long-term portion of capital lease obligation	153	177
Long-term portion of notes payable	967	694
Other liabilities	510	-
Deferred tax liability	1,790	1,730
Total liabilities	11,988	12,579

Stockholders' equity:
Preferred stock, $.01 par value, authorized 500,000 shares; none issued and outstanding	—	—
5% preferred stock, Series B, voting, cumulative, convertible, $.01 par value (liquidation preference at par), authorized 1,000,000 shares, none issued	—	—
Common stock, $.01 par value, authorized 10,000,000 shares; 3,855,364 and 3,845,531 shares issued and 3,842,648 and 3,832,815 shares outstanding	39	38
Additional paid-in capital	188,622	188,339
Accumulated deficit	(179,105)	(178,921)
Receivable for common stock issued	(26)	(26)
Treasury stock, at cost, 12,716 shares	(169)	(169)
Total stockholders' equity	9,361	9,261
Total liabilities and stockholders' equity	$ 21,437	$ 21,840

Sonic Foundry, Inc. Condensed Consolidated Statements of Operations (in thousands, except for share and per share data) (Unaudited)
	Three Months Ended December 31,
	2011	2010

Revenue:
Product	$ 2,599	$ 2,844
Services	3,500	3,025
Other	86	61
Total revenue	6,185	5,930
Cost of revenue:
Product	1,261	1,350
Services	417	319
Total cost of revenue	1,678	1,669
Gross margin	4,507	4,261

Operating expenses:
Selling and marketing	2,772	2,462
General and administrative	825	619
Product development	982	834
Total operating expenses	4,579	3,915
Income (loss) from operations	(72)	346

Other expense, net	(52)	(63)
Income (loss) before income taxes	(124)	283
Provision for income taxes	(60)	(60)
Net income (loss)	$ (184)	$ 223

Net income (loss) per common share:
– basic	$ (0.05)	$ 0.06
– diluted	$ (0.05)	$ 0.06

Weighted average common shares – basic	3,839,907	3,654,751
– diluted	3,839,907	3,875,483

Non-GAAP Consolidated Statements of Operations (in thousands, except for per share data)
	Fiscal Quarter Ended December 31, 2011			Fiscal Quarter Ended December 31, 2010
	GAAP	Adj(1)	Non-GAAP	GAAP	Adj(1)	Non-GAAP

Revenues	$ 6,185	$ (473)	$ 5,712	$ 5,930	$ (347)	$ 5,583
Cost of revenue	1,678	—	1,678	1,669	—	1,669
Total operating expenses	4,579	(433)	4,146	3,915	(351)	3,564
Income (loss) from operations	(72)	(40)	(112)	346	4	350
Other expense	(52)	—	(52)	(63)	—	(63)
Provision for income taxes	(60)	60	—	(60)	60	—
Net income (loss)	$ (184)	$ 20	$ (164)	$ 223	$ 64	$ 287
Basic net income (loss) per common share	$ (0.05)	$ 0.01	$ (0.04)	$ 0.06	$ 0.02	$ 0.08

(1)Adjustments consist of the following:

Billings		$ (473)			$ (347)
Depreciation and amortization		201			172
Non-cash tax provision		60			60
Stock-based compensation(2)		232			179

Total non-GAAP adjustments		$ 20			$ 64

(2) Stock-based compensation is included in the following GAAP operating expenses:

Selling and marketing		$ 157			$ 122
General and administrative		14			12
Product development		61			45

Total stock-based compensation		$ 232			$ 179

CONTACT: For investor inquiries, investor@sonicfoundry.com, for media relations, tammy@sonicfoundry.com